EXHIBIT 19




                                 NATIONAL CITY
                                 BANCORPORATION


                                      1999


                                 FIRST QUARTER

                                     REPORT

                                  THREE MONTHS

                                     ENDED

                                 MARCH 31, 1999

TO OUR STOCKHOLDERS:
The expanding national economy and good regional earnings of our customers have contributed to our maintaining your Company's earnings and credit quality. During the third quarter of 1998, two loans totaling $15.9 million were placed on non-accrual. These loans totaled less than $7.8 million at March 31, 1999. Subsequent to the quarter end, these loans were reduced to less than $500,000. This is the kind of result we anticipated when these two customers and our financial risk managers planned to resolve this unacceptable risk. We expect the Company to return to its consistent and continuing strong performance.

Net earnings were $3,605,000 for the first quarter of 1999, compared with $3,430,000 in the fourth quarter of 1998 and $3,651,000 in the first quarter of 1998. Earnings per share were $0.41, compared with $0.39 in the fourth quarter of 1998 and $0.41 in the first quarter of 1998. Net earnings for the first quarter of 1999 in comparison with the same period last year, were adversely affected by the loss of interest income on two non-accrual loans, which acted to lower the current quarter net earnings compared with last year by $204,000. Nonperforming assets were $11.8 million or 1.51 percent of total loans at March 31, 1999 compared with $11.5 million or 1.51 percent of total loans at December 31, 1998. The total at March 31, 1999 included a past due loan of $1.9 million that was brought current subsequent to the quarter end and is no longer nonperforming. Excluding this past due loan, nonperforming assets would be $9.9 million, an improvement from last quarter.

The Company's reserve for loan losses at quarter-end was $11,039,000 or 1.42 percent of loans outstanding compared to $10,423,000 and 1.37 percent at December 31, 1998.

First quarter net interest income was $11,467,000 compared with $11,451,000 in the first quarter of 1998. Net interest income was adversely affected by the lost interest income on nonperforming assets in comparison with last year. The net interest margin was 4.90 percent for the first quarter compared with 4.63 percent in the fourth quarter of 1998 and 5.40 percent in the first quarter of 1998. Noninterest income for the first quarter was $2,413,000 or compared with $2,409,000 in the same period of 1998. Noninterest expense for the first quarter was $7,304,000 compared with $7,350,000 in the first quarter of 1998.

At the Annual Stockholders' meeting held on April 21, 1999, Wendell R. Anderson, John H. Daniels, Jr., David C. Malmberg, and Walter E. Meadley, Jr. were reelected to the Board of Directors. The Directors declared a sixty cent per share cash dividend to stockholders of record May 5, 1999, payable June 7, 1999. Forty-eight cents of this dividend is related to our 1998 earnings, and twelve cents is for the first quarter 1999 earnings. Of course, this is a departure from our history of declaring stock dividends since the Company's stock was issued in 1980. David C. Malmberg our Board Chairman described the Board's intentions when he stated, "This cash dividend reflects the intention of the Company to more closely model the dividend yield to shareholders that other peer financial institutions employ. The dividend payout is made to properly reflect the strong and consistent performance of the Company and our outlook for the future. The investing market will now have a dividend payout style comparable to that used by other banks." Your Board will consider future dividends on a quarterly basis and take action to provide a decent return to you reflective of our earnings.

/s/ David C. Malmberg              /s/ David L. Andreas

David C. Malmberg                  David L. Andreas
Chairman of the Board              President and
                                   Chief Executive Officer

NATIONAL CITY BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                                          March 31,    December 31,
                                                                            1999           1998
---------------------------------------------------------------------------------------------------
ASSETS
     Cash & due from banks                                              $    47,708     $    52,271
     Federal funds sold and resale agreements ......................         18,140           6,100
     Available-for-sale securities:
         U.S. Treasury .............................................          5,034           5,077
         U.S. Government agencies ..................................         24,860          17,089
         Mortgage-backed ...........................................         98,328         108,930
         Other securities ..........................................          2,884           2,801
                                                                        -----------     -----------
              Total available-for-sale securities ..................        131,106         133,897
     Held-to-maturity securities:
         Mortgage-backed ...........................................         54,163          41,255
                                                                        -----------     -----------
              Total held-to-maturity securities ....................         54,163          41,255
              (approximate market value: 1999--$54,316; 1998--$41,569)
     Loans .........................................................        779,101         762,747
         Less allowance for loan losses ............................        (11,039)        (10,423)
                                                                        -----------     -----------
           Net loans ...............................................        768,062         752,324
     Premises and equipment ........................................         10,084          10,399
     Accrued interest receivable ...................................          7,194           7,499
     Customer acceptance liability .................................            781             824
     Other assets ..................................................         21,249          21,113
                                                                        -----------     -----------
              Total assets .........................................    $ 1,058,487     $ 1,025,682
                                                                        ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
     Deposits:
         Noninterest bearing .......................................    $   168,583     $   165,598
         Interest bearing ..........................................        348,635         351,896
                                                                        -----------     -----------
              Total deposits .......................................        517,218         517,494
     Federal funds purchased and repurchase agreements .............        108,552          98,702
     Commercial paper ..............................................        117,584          99,396
     Other short-term borrowed funds ...............................         16,128          12,663
     Acceptances outstanding .......................................            781             824
     Other liabilities .............................................          9,973          10,315
     Long-term debt ................................................        139,000         139,000
                                                                        -----------     -----------
              Total liabilities
                                                                            909,236         878,394
     Stockholders' equity:
         Common stock, par valu $1.25
              Authorized shares: 40,000,000
              Issued shares: 1999--8,861,944; 1998--8,861,944 ......         11,077          11,077
         Additional paid-in capital ................................        121,982         121,982
         Unrealized gains net of tax effect ........................            496             913
         Retained earnings .........................................         18,076          14,470
                                                                        -----------     -----------
              Subtotal
                                                                            151,631         148,442
     Less common stock in treasury at cost:
         1999--95,045 shares; 1998--45,030 shares ..................         (2,380)         (1,154)
                                                                        -----------     -----------
              Total stockholders' equity ...........................        149,251         147,288
                                                                        -----------     -----------
              Total liabilities and stockholders' equity
                                                                        $ 1,058,487     $ 1,025,682
                                                                        ===========     ===========

NATIONAL CITY BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands except per share)                                         Three Months Ended
                                                                            March 31,
                                                                        1999         1998
---------------------------------------------------------------------------------------------
INTEREST INCOME
     Interest and fees on loans .................................    $   17,450    $   17,302
     Interest on federal funds sold & resale agreements .........           137           118
     Interest and dividends on securities .......................         2,694         2,906
                                                                     ----------    ----------
              Total interest income .............................        20,281        20,326

INTEREST EXPENSE
     Interest on deposits .......................................         3,684         4,009
     Interest on short-term borrowed funds ......................         2,557         3,726
     Interest on long-term debt .................................         2,573         1,140
                                                                     ----------    ----------
              Total interest expense ............................         8,814         8,875
                                                                     ----------    ----------
              Net interest income ...............................        11,467        11,451
     Provision for loan losses ..................................           612           480
                                                                     ----------    ----------
              Net interest income after provision for loan losses        10,855        10,971

NONINTEREST INCOME
     Service charges on deposit accounts ........................           594           563
     Fees for other customer services ...........................           414           353
     Trust fees .................................................         1,238         1,330
     Other ......................................................           167           163
                                                                     ----------    ----------
              Total noninterest income ..........................         2,413         2,409

NONINTEREST EXPENSES
     Salaries and employee benefits .............................         4,197         4,052
     Net occupancy expense ......................................           826           759
     Equipment rentals, depreciation & maintenance ..............           876           873
     Other ......................................................         1,405         1,666
                                                                     ----------    ----------
              Total noninterest expense .........................         7,304         7,350

     Earnings before taxes ......................................         5,964         6,030
     Applicable income taxes ....................................         2,359         2,379
                                                                     ----------    ----------
              Net earnings ......................................    $    3,605    $    3,651
                                                                     ==========    ==========
Basic earnings per share ........................................    $     0.41    $     0.41

Average common and common equivalent shares outstanding .........     8,795,927     8,868,213

NATIONAL CITY BANCORPORATION
CHANGE OF ADDRESS FOR SHAREHOLDER





National City Bank of Minneapolis
Stock Transfer Department
P.O. Box 1919
Minneapolis, Minnesota 55480-1919


PLEASE CHANGE MY ADDRESS TO:


NAME
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(PRINT NAME EXACTLY AS IT APPEARS ON STOCK CERTIFICATE)

STREET
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CITY
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STATE                                      ZIP CODE
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DATE
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                                   OLD ADDRESS


STREET
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CITY
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STATE                                      ZIP CODE
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SIGNATURE
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




DIRECTORS OF NATIONAL CITY                   OFFICERS OF NATIONAL CITY
BANCORPORATION                               BANCORPORATION

David C. Malmberg                            David L. Andreas
CHAIRMAN OF THE BOARD                        PRESIDENT AND
National City Bancorporation                 CHIEF EXECUTIVE OFFICER

Wendell R. Anderson*                         Thomas J. Freed
OF COUNSEL                                   SECRETARY AND
Larkin, Hoffman, Daly and                    CHIEF FINANCIAL OFFICER
Lindgren Ltd.
                                             PRINCIPAL OFFICERS OF
David L. Andreas                             SUBSIDIARIES
PRESIDENT AND
CHIEF EXECUTIVE OFFICER                      DIVERSIFIED BUSINESS
National City Bancorporation                 CREDIT, INC.
PRESIDENT AND
CHIEF EXECUTIVE OFFICER                      Robert L. Olson
National City Bank of                        PRESIDENT AND
Minneapolis                                  CHIEF EXECUTIVE OFFICER

Terry L. Andreas                             Janet L. Pomeroy
CHAIRMAN OF THE BOARD                        SENIOR VICE PRESIDENT
School for Field Studies
Beverly, Massachusetts                       NATIONAL CITY BANK
                                             OF MINNEAPOLIS
Michael J. Boris*
PRIVATE INVESTOR AND                         David L. Andreas
CONSULTANT                                   PRESIDENT AND
                                             CHIEF EXECUTIVE OFFICER
Marvin Borman*
PARTNER                                      William J. Klein
Maslon, Edelman, Borman                      EXECUTIVE VICE PRESIDENT
and Brand                                    CLIENT SERVICES

Sharon Bredeson                              Thomas J. Freed
PRESIDENT AND                                SENIOR VICE PRESIDENT AND
CHIEF EXECUTIVE OFFICER                      CHIEF FINANCIAL OFFICER
Staff-Plus, Inc.
                                             Donald W. Kjonaas
Kenneth H. Dahlberg                          SENIOR VICE PRESIDENT
CHAIRMAN OF THE BOARD                        OPERATIONS
Dahlberg, Inc.

John H. Daniels, Jr.*
PARTNER
Willeke and Daniels

James B. Goetz, Sr.
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Goetz Companies

Esperanza Guerrero-Anderson*
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Milestone Growth Fund, Inc.

Thomas E. Holloran*
PROFESSOR, GRADUATE PROGRAMS
IN MANAGEMENT
University of St. Thomas

C. Bernard Jacobs
RETIRED PRESIDENT AND
CHIEF EXECUTIVE OFFICER
National City Bancorporation
RETIRED CHAIRMAN OF THE BOARD
National City Bank

Walter E. Meadley, Jr.
RETIRED VICE CHAIRMAN
OF THE BOARD
National City Bank

Robert L. Olson
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Diversified Business Credit, Inc.

Roger H. Scherer*
CHAIRMAN OF THE BOARD
Scherer Bros. Lumber Company
*Members of the Audit Committee

FINANCIAL HIGHLIGHTS
(in thousands except per share)

                                FIRST QUARTER ENDED
                                     MARCH 31,
                               --------------------      PERCENT
                                1999         1998        CHANGE
                               -------      -------      -------
EARNINGS:
  Net interest income ...      $11,467      $11,451         0%
  Net earnings ..........        3,605        3,651        (1)%

BASIC EARNINGS PER SHARE:
  Net earnings* .........      $  0.41      $  0.41


                              MARCH 31,      DECEMBER 31
                                1999            1998
                             ----------      -----------
BALANCE SHEET ITEMS
Total assets ........        $1,058,487      $1,025,682      3%
Loans ...............           779,101         762,747      2%
Deposits ............           517,218         517,494      0%
Stockholders' equity            149,251         147,288      1%
Book value per share*             17.02           16.71


-----------------------------------------
* (restated for stock dividends)

NATIONAL CITY BANCORPORATION
651 Nicollet Mall
Minneapolis, Minnesota 55402-1611
Telephone 612-904-8503

                                                          |                   |
                                                          |     BULK RATE     |
                                                          |    U.S. POSTAGE   |
                                                          |       PAID        |
                                                          |  MINNEAPOLIS, MN  |
                                                          |  PERMIT NO. 2816  |
                                                          |                   |